Exhibit 10.8

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT IS NOT RESTRICTED. FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED OR SOLD IN HONG KONG BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” (AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG)), OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32, LAWS OF HONG KONG) AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE SECURITIES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO THE SECURITIES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG).

POWELL MAX LIMITED

CONVERTIBLE PROMISSORY NOTE

US$2,391,425

July 19, 2024 (“Issuance Date”)

FOR VALUE RECEIVED POWELL MAX LIMITED, a British Virgin Islands company limited by shares with its registered address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Company”), promises to pay to Bliss On Limited 順佑有限公司with its registered address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands, or its successor or permitted assigns (“Holder”), in lawful money of the United States of America the principal sum of two million three hundred and ninety one thousand four hundred and twenty five U.S. Dollars (US$2,391,425) (the “Principal Amount”)by way of issuance of this Convertible Promissory Note (this “Note”) as set forth below.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. This Note shall carry no interest.

(b) Payment Schedule. Unless otherwise converted pursuant to Section 4 or repaid pursuant to the terms of this Note, the full outstanding and unpaid Principal Amount shall be repaid in full by the Company on the Maturity Date.

(c) Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Holder shall notify the Company in writing no less than five (5) Business Days prior to any scheduled or agreed payment under this Note of the details of the account of Holder to which such payment shall be made, though the failure to provide such information on a timely basis will not relieve the Company’s obligation to make such payment under this Note (to the extent such obligation remains outstanding) promptly upon receipt of such information.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay to the Holder when due any Principal Amount, or other cash payment required under this Note (if any), and such failure shall not have been cured within three (3) days after the due date; or

(b) Breaches of Covenants. The Company shall fail to observe or perform in any material respect any of the covenants, obligations, conditions or agreements contained in Sections 4, 7(a) of this Note and such failure shall continue for thirty (30) days after the Company’s receipt of written notice from the Holder of such failure; or

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company, or any of its Significant Subsidiaries, or any group of subsidiaries of the Company that together would constitute a Significant Subsidiary, shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other bankruptcy proceeding commenced against it, in the case of each of (i) through (v), other than in connection with a solvent dissolution, liquidation, reorganization or similar corporate proceedings; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Significant Subsidiaries or any group of subsidiaries that together would constitute a Significant Subsidiary or of all or substantially all of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, any of its Significant Subsidiaries or any group of subsidiaries that together would constitute a Significant Subsidiary or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be stayed, dismissed or discharged within sixty (60) days of commencement.

3. Intentionally Omitted.

4. Conversion.

(a) Automatic Conversion. All of outstanding Notes shall be converted automatically into the number of fully paid shares (the “Conversion Shares”) being Class A Ordinary Shares of the Company (the “Ordinary Shares”) without any action by the Holder and whether or not the document representing such Notes are surrendered to the Company or its transfer agent, immediately prior to the commencement of trading on a U.S. national securities exchange of the Company’s securities to be issued in an initial public offering (“IPO”) at the same price as the offering price per Class A Ordinary Shares to be issued in the IPO (the “Conversion Price”). As soon as practicable after the occurrence of an automatic conversion, the Company shall send a written notice substantially in the form attached hereto as Exhibit A (the “Conversion Notice”) to Holder notifying it to surrender the original form of the Note (or an affidavit of loss mutilation or destruction, together with an undertaking to provide customary indemnification to the Company in respect thereof ) to the Company in exchange for a certificate or certificates for the number of credited as fully paid Conversion Shares issuable upon the conversion of this Note pursuant to this Section 4 or in exchange for a certified copy of the register of members of the Company showing the name of the Holder or its designee(s) has/have been entered as member(s) of the Company holding the number of credited as fully paid Conversion Shares issuable upon the conversion of this Note pursuant to this Section 4.

(b) Intentionally Left Blank.

(c) Conversion Procedure.

(i)	In connection with any conversion pursuant to Section 4(a), as soon as reasonably practicable following the receipt of a Conversion Notice, Holder shall surrender to the Company this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Holder agrees to indemnify the Company from any loss incurred by it in connection with such loss or destruction of this Note).

(ii)	Promptly following such surrender of the Note to the Company, (A) the Company shall update its transfer agent to record the number of Conversion Shares to which Holder shall be entitled upon such conversion, issued as credited fully paid to Holder (or its designee(s)) and deliver to Holder (or its designee(s)) a certified true copy of such updated register of members, (B) the Company shall issue and deliver to Holder (or its designee(s)) a certificate or certificates for the Conversion Shares upon request.

(iii)	No fractional shares or securities shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall round up to the nearest whole share number.

(d) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of this Note such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of the entire outstanding Principal Amount of this Note, without limitation of such other remedies as shall be available to the Holder of this Note, Company will use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e) Restrictive Legends. Unless counsel otherwise advises, all certificates representing the Note and Conversion Shares shall have endorsed thereon legends substantially as follows:

“THE NOTE AND CONVERSION SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY AND TRANSFER AGENT FOR SUCH SECURITIES HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”

5. Discharge of Obligations. Upon the earlier of (i) the full conversion of this Note and the Company’s delivery of the required consideration, if any, in respect thereof pursuant to Section 4 and (ii) the full repayment of the outstanding and unpaid Principal Amount, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, without any further action of any party, whether or not the original of this Note has been delivered to the Company for cancellation.

6. “Lock-Up” Agreement. Holder hereby agrees to enter into a lock-up agreement under which Holder agrees not to sell or otherwise transfer or dispose of the Note and the Conversion Shares during six-month period commencing on the date of the registration statement in connection with the IPO being declared effective.

7. Protective Provisions.

(a) Corporate Existence; Assumption of Obligations by Successor Company. During the term of this Note, the Company shall (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, or (ii) make adequate provisions such that the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by a duly executed amendment delivered to the Holder and reasonably satisfactory in form to the Holder, all of the obligations of the Company under this Note, and upon such assumption, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause the Note to be signed and reissued in its own name, with such changes in phraseology and form (but not in substance) as may be appropriate. The Note as so re-issued shall in all respects have the same benefit as though it had been issued at the date of the execution hereof. In the event of any such Reorganization or election relating to a Change of Control to which the foregoing clause (ii) is applicable, upon compliance with the foregoing clause (ii) the Person named as the “Company” in the first paragraph of this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

(b) Notice to Holder Prior to Certain Actions. In case of: (x) any action by the Company that would require an adjustment to the Conversion Price pursuant to the terms hereof; (y) a Change of Control or Reorganization; or (z) voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note) and to the extent applicable, the Company shall send to the Holder, a notice stating the date on which a record is to be taken for the purpose of such action by the Company.

8. Representations and Warranties.

(I) Representations and Warranties of the Company.

The Company hereby represents and warrants to the Holder as of the Issuance Date as follows:

(a) Organization and Qualification. The Company is an exempted company duly organized and validly existing under the laws of the British Virgin Islands. The Company has the requisite corporate power to carry on its business as now conducted.

(b) Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization of this Note and the delivery and performance of all obligations of the Company hereunder, including the reservation of the Ordinary Shares issuable upon conversion of the Notes has been taken or will be taken prior to the issuance of such Conversion Shares. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, general equitable principles and federal and state securities laws. The Conversion Shares, when issued in compliance with the provisions hereof will be validly issued, fully paid and non-assessable and free of any liens or encumbrances.

(c) Compliance with Other Instruments. Other than authorizations, approvals, consents and waivers that have been obtained prior to the Issuance Date, the issuance of this Note and the Conversion Shares will not (i) result in any violation of or be in conflict with, or constitute, with or without the passage of time and giving of notice, a default under, any provision, instrument, judgment, decree, order or writ binding on the Company, (ii) result in the creation of any lien, charge or encumbrance upon any assets of the Company, or (iii) result in the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval required by the Company, its business or operations or any of its assets or properties, in the case of each of (i) through (iii), except as would not materially and adversely affect the rights of the Holder or the Company’s ability to perform its obligations hereunder. The issuance of this Note and the subsequent issuance of the Conversion Shares (if any) are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(II) Representations and Warranties of the Holder.

The Holder hereby represents and warrants to the Company as of the Issuance Date as follows:

(a) Compliance with Other Instruments. The Holder’s execution and delivery of this Note and the performance by the Holder of its obligations hereunder will not (i) result in any violation of or be in conflict with, or constitute, with or without the passage of time and giving of notice, a default under, any provision, instrument, judgment, decree, order or writ binding on the Holder, (ii) result in the creation of any lien, charge or encumbrance upon any assets of the Holder, or (iii) result in the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval required by the Holder, in the case of each of (i) through (iii), except as would not materially and adversely affect the rights of the Company or the Holder’s ability to perform their obligations hereunder.

(d) Investigation; Economic Risk. The Holder is able to fend for itself in the transactions contemplated by this Note and has the ability to bear the economic risks of its investment in this Note and the Conversion Shares.

(e) Purchase for Own Account. The Holder is, or will be, acquiring this Note and the Conversion Shares for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. By executing this Note, the Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any such securities, assets or property.

(f) Investment Experience. The Holder has experience in evaluating and investing in transactions of securities in companies and has such knowledge and experience in financial and business matters.

(g) Restrictions on Transfer and Affiliation to the Company. The Holder understands the Note and Conversion Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Holder understands the Note and Conversion Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Holder understands that the certificates representing the Note and Conversion Shares will contain a legend in respect of such restrictions. If in the future the Holder decides to offer, resell, pledge or otherwise transfer the Note and Conversion Shares, such Note and Conversion Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Holder agrees that if any transfer of its Note and Conversion Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Holder may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Holder agrees not to resell the Note and Conversion Shares. Such Holder (a) acknowledges that after the issuance of the Note and Conversion Shares, such Holder may be deemed an “affiliate” of the Company under the Securities Act, (b) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliate of the Company, and (c) acknowledges that it had a full and fair opportunity and the means to obtain United States securities counsel and discuss such restrictions prior to receiving into this Note.

(f) No Legal Advice from Company. The Holder acknowledges that it has had the opportunity to review this Note and the transactions contemplated by this Note and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Note and the other agreements entered into between the parties hereto, the Holder is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Note or the securities laws of any jurisdiction.

(g) The Holder is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person. The Holder was outside the United States when receiving and executing this Note.

9. Definitions. Except as set forth below, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Business Day” shall mean a day (other than Saturdays, Sundays or statutory holidays) on which banks generally are open to the public for business in Hong Kong and the United States of America.

“Control” shall mean, with respect to any Person, having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities or by contract, and such ability shall also be deemed to exist when any Person or “group” (as that term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended) attains a level of ownership of more than 50% of the voting securities on a fully-diluted and as-converted basis, or the economic rights and benefits, of such Person; and “Controlled” shall be construed accordingly.

“Change of Control” shall mean (i) any merger or consolidation, scheme of arrangement or other similar transaction (including, without limitation, an acquisition of the Company by way of a share acquisition), of the Company or any of its subsidiaries with or into another entity outside the Group, where such merger or consolidation, scheme of arrangement or other similar transaction (including, without limitation, an acquisition of the Company by way of a share acquisition), results in a change of Control of the Company, (ii) the sale, license or lease of all or substantially all of the Company’s and its subsidiaries’ assets in one transaction or a series of related transactions, or (iii) the sale (or exclusive license) of all or substantially all of the Company’s intellectual property, provided that, for purposes of this Note, any internal restructuring of the Group, the IPO and any restructuring in connection with the IPO (each an “Internal Restructuring”) shall not be deemed a Change of Control.

“Group” shall mean, collectively, the Company, its subsidiaries and any other Person (excluding any natural person) Controlled by the Company.

“IFRS” means the International Financial Reporting Standards applied on a consistent basis during the periods involved.

“IPO Commencement Date” shall mean the date on which the Company first files publicly any preliminary registration statement, prospectus or other similar document with any applicable securities regulator or stock exchange in connection with an IPO.

“Maturity Date” shall mean the earlier of the 12th month anniversary of the Issuance Date and the date when the Company redeems this Note at its outstanding Principal Amount, provided that the Company has not consummated the IPO within 12 months of the Issuance Date; otherwise, the Maturity Date means the date of the commencement of trading on a national securities exchange of the Company’s shares in connection with the IPO.

“Ordinary Shares” shall mean the Class A ordinary shares in the share capital of the Company, with the rights and privileges as set forth in the Company’s Articles of Association.

“Person” shall mean any corporation, company, partnership, firm, limited liability company, other business organization, entity, government, state or agency of state or any joint venture, association, works council or employee representative body (whether or not having separate legal personality) and any individual.

“Reorganization” shall mean any capital reorganization, reclassification, recapitalization or statutory exchange of the shares of the Company in such a way that holders of Ordinary Shares shall be entitled to receive shares, securities or assets in exchange for Ordinary Shares (in each case other than an Internal Restructuring).

“Significant Subsidiary” shall mean any subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the United States Securities Exchange Act of 1934, as amended, as in effect on the date of this Note.

10. Miscellaneous.

(a) Successors and Assigns. Subject to the restrictions on transfer described in this Section 10(a), the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or transferred, by operation of law or otherwise, in whole or in part, by the Company or Holder without the prior written consent of the other party; provided that, (i) the Holder or any of his direct or indirect permitted transferees under this Section 10(a)(i) may assign his rights and interests (together with the related obligations) in connection with a transfer of this Note in whole or in part to an Affiliate of the Holder (provided that there shall be no more than four (4) transfers pursuant to this Section 10(a)(i) in the aggregate) (each, a “Permitted Transfer”); provided, however, that the Company is given a written notice at the time of each Permitted Transfer stating the name and address of the transferee and identifying the amount of the Note being transferred; and (ii) for purposes of this Note, a Change of Control shall not be deemed to be an assignment or transfer and shall not be subject to this Section 10(a), and following such Change of Control, the rights and obligations of the Company shall be binding upon and benefit the successor of the Company or such other surviving or resulting entity of such Change of Control. Any permitted transferee of Holder shall be subject to all the terms and conditions of this Note and such transferee shall agree to abide by the terms of this Note. At any time that the Holder elects to transfer less than all of this Note in accordance with this Section 10, upon written notice to the Company, the Company will (x) issue a new note (consistent in all respects with this Note other than with respect to principal amount) to the transferee in the aggregate principal amount equal to such portion of this Note that the Holder requests to be transferred to the transferee and (y) will issue a new note (consistent in all respects with this Note other than with respect to principal amount) to the Holder in the aggregate principal amount equal to such portion of the Note not transferred to the transferee.

(b) Waiver and Amendment. This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any provision of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holder. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or of any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy in any future occasion.

(c) Applicable Law: Disputes. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of this Note, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

(e) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(f) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be in writing and shall be conclusively deemed to have been duly given: (a) when hand delivered to a party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; (c) when sent by email at the time the email is sent (provided that a copy of the notice is sent by another method referred to in this Section 10(f) within one (1) Business Day of sending the email) or (d) three (3) Business Days after deposit with an internationally reputable delivery service provider, postage prepaid, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:	POWELL MAX LIMITED 22/F., Euro Trade Centre, 13-14 Connaught Road Central, Hong Kong

To Holder:	BLISS ON LIMITED順佑有限公司 Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands

A party may change or supplement the addresses and numbers given above, or designate additional addresses and numbers, for purposes of this Section 10(f) by giving the other parties written notice of the new address or number (as relevant) in the manner set forth above.

(g) Payment. Unless converted pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(h) Expenses. All costs and expenses incurred in connection with this Note shall be paid by the party incurring such cost or expense.

(i) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

THE COMPANY

POWELL MAX LIMITED

a British Virgin Islands company

By:	/s/ Tsz Kin Wong
Name:	Tsz King Wong
Title:	Executive Director and CEO

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE

EXHIBIT A TO THE NOTE

CONVERSION NOTICE

Dear Noteholder,

We refer to the Convertible Promissory Note (the “Note”) dated [●], 2024 issued by the POWELL MAX LIMITED (the “Company”) to you. Capitalized terms used but not defined in this Conversion Notice shall have the meanings specified in the Note.

We hereby give you the Conversion Notice pursuant to Section 4 of the Note that this Note has been automatically converted into ___________ shares of Class A Ordinary Shares at a price of $________1 per Ordinary Share on __________, 20____.

Please kindly deliver the original form of this Note (or an affidavit of loss mutilation or destruction, together with an undertaking to provide customary indemnification to the Company in respect thereof) to:

POWELL MAX LIMITED

22/F., Euro Trade Centre,

13-14 Connaught Road Central,

Hong Kong

Yours faithfully,

POWELL MAX LIMITED

Name:	Tsz King Wong
Title:	Executive Director and CEO

[1]	The initial conversion price shall be the same as actual price per Ordinary Share at the applicable initial public offering and at the commencement of trading on a U.S. national securities exchange of the Company’s securities to be issued in such offering.